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                                                                     EXHIBIT 4.4

                         REGISTRATION RIGHTS AGREEMENT

  This Registration Rights Agreement ("Agreement"), dated as of July 25, 2000, is made by and between PlanetRx.com, Inc., a Delaware corporation ("Company"), and Alpha Venture Capital, Inc. (the "Subscriber").

                                    Recitals

  WHEREAS, upon the terms and subject to the conditions of the Common Stock Purchase Agreement ("Purchase Agreement"), between the Subscriber and the Company, the Subscriber has agreed to purchase up to fifty million dollars ($50,000,000) of the common stock of the Company ("Subscribed Shares") par value $0.0001 per share (the "Common Stock"), and

  WHEREAS, pursuant to the terms of the Purchase Agreement the Company will issue to the Subscriber warrants: (i) upon the execution hereof, to purchase 500,000 three (3) year warrants to purchase Common Stock (the "Warrant Shares"), with an exercise price equal to the lesser of 120% of the average close bid price of the Common Stock for the three (3) Business Days preceding the date of the effectiveness of the initial Registration Statement for the Subscribed Shares or 150% of the average close bid price of the Common Stock for the three
(3) Business Days preceding the date of the execution of the Purchase Agreement; and (ii) to purchase a maximum of 4,180,000 shares of Common Stock ("Further Warrants") on a pro rata basis in conjunction with each Closing (as defined in the Purchase Agreement) exercisable at 120% of the closing sales price on the date of each Closing, in each case as further set forth in the Purchase Agreement.

  WHEREAS, to induce the Subscriber to execute and deliver the Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, "Securities Act"), and applicable state securities laws with respect to the Subscribed Shares;

  NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Subscriber hereby agree as follows:

    1.  Definitions.

    (a) As used in this Agreement, the following terms shall have the following meaning:

          (i)    "Effective Date" means the date of this Agreement.

          (ii) "Subscriber," has the meaning set forth in the preamble to this Agreement.

          (iii) "Register," "registered" and "registration" refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the Securities Act, and the declaration or ordering of effectiveness of such Registration Statement by the United States Securities and Exchange Commission (the "SEC").
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          (iv)   "Registrable Securities" means the Subscribed Shares and the
     Warrants.

          (v) "Registration Statement" means a registration statement of the Company under the Securities Act.

          (vi) "Warrant" means the Initial Warrant, Registration Warrant, and any Further Warrants.

     (b) Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Purchase Agreement.

     2.  Registration.

     (a) Registration of Subscribed Shares. The Company shall prepare and file with the SEC, no later November 7, 2000, a Registration Statement ("Registration Statement"), covering the Subscribed Shares to be publicly offered pursuant to the Purchase Agreement. If at any time the Company reasonably concludes that the number of Subscribed Shares exceeds the aggregate number of shares of Common Stock then registered, the Company shall, within ten (10) business days after receipt of written demand from the Subscriber, file with the SEC an additional Registration Statement to register the additional Subscribed Shares.

     (b) Registration of Warrant Shares. The Company shall, within twenty (20) business days after receipt of a written notice from Subscriber stating Subscriber's current intent to exercise Warrants for not less than 500,000 shares and to resell such Warrant Shares (or such lesser numbers of shares resulting from a "cashless" exercise of the Warrants), file a Registration Statement covering the sale of the Warrant Shares by Subscriber; provided,
                                                                 --------
however, that Company shall not be obliged to file more than a total of two (2)
-------
Registration Statements for all Warrant Shares, and shall not be obligated to file a Registration Statement with respect to any Warrant Shares that Subscriber may resell pursuant to Rule 144.

     3. Obligation of the Company. In connection with any required registration of the Registrable Securities, the Company shall do each of the following:

     (a) Use all diligent efforts to cause the Registration Statement relating to the Registrable Securities to become effective, and keep the Registration Statement effective at all times until the earliest of (i) the date that is one year after delivery to Purchaser of all of the Registrable Securities to which such Registration Statement relates, (ii) the date when the Subscriber may sell all such Registrable Securities under Rule 144 without volume limitations, or
(iii) the date the Subscriber no longer owns any of such Registrable Securities (collectively, the "Registration Period"), or (iv) in the case of Warrant Shares, unless the Registration Statement permits a "Shelf Offering," when the Company is advised or reasonably concludes that Subscriber no longer has a current intent to exercise the Warrants for such Warrant Shares and resell such Warrant Sales (or such lesser numbers of shares resulting from a "cashless" exercise of the Warrants); such Registration Statement (including any amendments or supplements, thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

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     (b)  Prepare and file with the SEC such amendments (including post-
effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration Statement effective at all times during the Registration Period, and, during the Registration Period, to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statement until the expiration of the Registration Period.

     (c) Permit a single firm of counsel designated by Subscriber to review the Registration Statement and all amendments and supplements thereto a reasonable period of time (but not less than one (1) Business Day) prior to their filing with the SEC, and not file any document in a form to which such counsel reasonably objects.

     (d) Notify Subscriber and Subscriber's legal counsel identified to the Company (which, until further notice, shall be deemed to be Krieger & Prager, LLP, Attn.: Samuel Krieger, Esq.; "Subscriber's Counsel") (and, in the case of
                                   --------------------
(i)(A) below, not less than one (1) Business Day prior to such filing) and (if requested by any such person) confirm such notice in writing no later than one
(1) Business Day following the day: (i) (A) when a prospectus or any prospectus supplement or post-effective amendment to the Registration Statement is proposed to be filed; (B) whenever the SEC notifies the Company whether there will be a "review" of such Registration Statement; (C) whenever the Company receives (or a representative of the Company receives on its behalf) any oral or written comments from the SEC respect of a Registration Statement (copies or, in the case of oral comments, written or oral summaries of such comments shall be promptly furnished by the Company to Subscriber's Counsel); and (D) with respect to the Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the SEC or any other Federal or state governmental authority for amendments or supplements to the Registration Statement or the prospectus or for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any proceedings for that purpose; (iv) if at any time any of the representations or warranties of the Company contained in any agreement (including any securities purchase agreement) contemplated hereby ceases to be true and correct in all material respects; and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose. In addition, the Company shall furnish Subscriber's Counsel with copies of all intended written responses to the comments contemplated in clause (C) of this Section not later than one (1) Business Day in advance of the filing of such responses with the SEC so that Subscriber shall have the opportunity to comment thereon.

     (e) Furnish to Subscriber, (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one (1) copy of the Registration Statement, each preliminary prospectus and the prospectus, and each amendment or supplement thereto, and (ii) such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents, as the Subscriber may reasonably request in order to facilitate the disposition of the Registrable Securities owned by the Subscriber;

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     (f)  Use all diligent efforts to (i) register and/or qualify the
Registrable Securities covered by the Registration Statement under such other securities or blue sky laws of such jurisdictions within the United States as the Subscriber may reasonably request and in which significant volumes of shares of Common Stock are traded, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof at all times during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualification in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions: provided, however, that
                                                       --------  -------
the Company shall not be required in connection therewith or as a condition thereto to (A) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(f), (B) subject itself to general taxation in any such jurisdiction, (C) file a general consent to service of process in any such jurisdiction, (D) provide any undertakings that cause more than nominal expense or burden to the Company or (E) make any change in its charter or bylaws or any then existing contracts, which in each case the Board of Directors of the Company determines to be contrary to the best interests of the Company and its stockholders;

     (g) As promptly as practicable after becoming aware of such event, notify the Subscriber of the happening of any event of which the Company has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading ("Registration Default"), and uses all diligent efforts to promptly prepare a supplement or amendment to the Registration Statement or other appropriate filing with the SEC to correct such untrue statement or omission, and any other necessary steps to cure the Registration Default, and deliver a number of copies of such supplement or amendment to the Subscriber as the Subscriber may reasonably request. Failure to cure the Registration Default within ten (10) Business Days after such notice shall result in the Company including liquidated damage penalty of $1,000 per Business Day after such ten
(10) Business Day period for so long as more than 10,000 shares of Common Stock are held by the Subscriber;

     (h) As promptly as practicable after becoming aware of such event, notify the Subscriber (or, in the event of an underwritten offering, the managing underwriters) of the issuance by the SEC of any notice of effectiveness or any stop order or other suspension of the effectiveness of the Registration Statement at the earliest possible time;

     (i) Use its commercially reasonable efforts, if eligible, either to (i) cause all the Registrable Securities covered by the Registration Statement to be listed on a national securities exchange and on each additional national securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) secure designation of all the Registrable Securities covered by the Registration Statement as a National Association of Securities Dealers Automated Quotations Small Capitalization system ("Nasdaq Small Cap Market") and the quotation of the Registrable Securities on the Nasdaq Small Cap Market; or if, despite the Company's commercially reasonable efforts to satisfy the preceding clause (i) or
(ii), the Company is unsuccessful in doing so, to secure NASD authorization and quotation for such

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Registrable Securities on the over-the-counter bulletin board and, without limiting the generality of the foregoing, to arrange for at least two market makers to register with the NASD as such with respect to such registrable securities;

     (j) Cooperate with the Subscriber to facilitate the timely preparation and delivery of certificates for the Registrable Securities to be offered pursuant to the Registration Statement and enable such certificates for the Registrable Securities to be in such denominations or amounts as the case may be, as the Subscriber may reasonably request and registration in such names as the Subscriber may request; and, within five (5) business days after a Registration Statement which includes Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel selected by the Company to deliver, to the transfer agent for the Registrable Securities (with copies to the Subscriber) an appropriate instruction and opinion of such counsel, if so required by the Company's transfer agent; and

     (k) Take all other reasonable actions necessary to expedite and facilitate distribution to the Subscriber of the Registrable Securities pursuant to the Registration Statement.

     4. Obligations of the Subscriber. In connection with the registration of the Registrable Securities, the Subscriber shall have the following obligations;

     (a) It shall be a condition precedent to the obligations of the Company to pursue and/or maintain the effectiveness of any Registration Statement pursuant to this Agreement with respect to the Registrable Securities of the Subscriber that the Subscriber shall timely furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect the registration of such Registrable Securities and shall timely execute such documents in connection with such registration as the Company may reasonably request.

     (b) The Subscriber by such Subscriber's acceptance of the Registrable Securities agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder; and

     (c) The Subscriber agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(g) or 3(h) above, the Subscriber will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until the Subscriber receives the copies of the supplemented or amended prospectus contemplated by Section 3(g) or 3(h) and, if so directed by the Company, the Subscriber shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in the Subscriber's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

     5. Expenses of Registration. (a) All reasonable expenses incurred by the Company in connection with Registrations, filings or qualifications pursuant to
Section 3, including, without limitation, all Registration, listing, and
---------
qualifications fees, printers and accounting fees, and the fees and disbursements of counsel for the Company, and a fee for a single counsel for Subscriber

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of $4,500 for the review of the initial Registration Statement for the
Subscribed Shares, and a fee of $2,000 for each subsequent Registration Statement, shall be borne by the Company; and

     (b) Except for arrangements disclosed in filings by the Company with the SEC neither the Company nor any of its subsidiaries has, as of the date hereof, and the Company shall not on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to Subscriber in this Agreement or otherwise conflicts with the provisions hereof.

     6. Indemnification. After Registrable Securities are included in a Registration Statement under this Agreement:

     (a) To the extent permitted by law, the Company will indemnify and hold harmless the Subscriber, the directors, if any, of such Subscriber, the officers, if any, of such Subscriber, each person, if any, who controls the Subscriber within the meaning of the Securities Act or the Exchange Act (each, an "Indemnified Person"), against any losses, claims, damages, liabilities or expenses (joint or several) incurred (collectively, "Claims") to which any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in the light of the circumstances under which the statements therein were made, not misleading or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation under the Securities Act, the Exchange Act or any state securities law (the matters in the foregoing clauses
(i) through (iii) being collectively referred to as "Violations"). The Company shall reimburse the Subscriber, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a) shall not (i) apply to any Claims arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to
Section 3(b) hereof; (ii) with respect to any preliminary prospectus, inure to the benefit of any such person from whom the person asserting any such Claim purchased the Registrable Securities that are the subject thereof (or to the benefit of any person controlling such person) if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected in the prospectus, as then amended or supplemented, if such prospectus was timely made available by the Company pursuant to Section 3(b) hereof; (iii) be available to the extent such Claim is based on a failure of the Subscriber to deliver or cause to be delivered the

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prospectus made available by the Company; or (iv) apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. The Subscriber will indemnify the Company, its officers, directors and agents (including legal counsel) against any claims arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company, by or on behalf of such Subscriber, expressly for use in connection with the preparation of the Registration Statement, subject to such limitations and conditions set forth in the previous sentence. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person or Indemnified Party.

     (b) Promptly after receipt by an Indemnified Person under this Section 6 of notice of the commencement of any action (including any governmental action), such Indemnified Person shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person, as the case may be; provided,
                                                                       --------
however, that an Indemnified Person shall have the right to retain its own
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counsel with the reasonable fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person and any other party represented by such counsel in such proceeding. In such event, the Company shall pay for only one separate legal counsel for the Subscriber selected by the Subscriber. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

     7. Contribution. To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided,
                                                               --------
however, that (a) no contribution shall be made under circumstances where the
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maker would not have been liable for indemnification under the fault standards set forth in Section 6; (b) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation; and (c) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

     8. Reports under Securities Act and Exchange Act. (i) With a view to making available to Subscriber the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit Subscriber to sell securities of the Company to the public without Registration ("Rule 144"), until such time as all
                       --------

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of the Registrable Securities may be sold without volume limitation pursuant to subsection (k) of Rule 144, the Company agrees to:

          (a) make and keep public information available, as those terms are understood and defined in Rule 144;

          (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

          (c) furnish to Subscriber promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested to permit Subscriber to sell such securities pursuant to Rule 144 without Registration.

              (ii) The Company will, at the request of any holder of Registrable Securities, upon receipt from such holder of a certificate certifying (a) that such holder has held such Registrable Securities within the meaning of Rule 144 for a period of not less than two (2) years, (b) that such holder has not been an affiliate (as defined in Rule 144) of the company for more than the ninety
(90) preceding days, and (c) as to such other matters as may be appropriate in accordance with such Rule, remove from the stock certificate representing such Registrable Securities that portion of any restrictive legend which relates to the registration provisions of the Securities Act, provided, however, counsel to Subscriber may provide such instructions and opinion to the transfer agent regarding the removal of the restrictive legend.

     9.  Miscellaneous.

     (a) Registered Owners. A person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

     (b) Rights Cumulative; Waivers. The rights of each of the parties under this Agreement are cumulative. The rights of each of the parties hereunder shall not be capable of being waived or varied other than by an express waiver or variation in writing. Any failure to exercise or any delay in exercising any of such rights shall not operate as a waiver or variation of that or any other such right. Any defective or partial exercise of any of such rights shall not preclude any other or further exercise of that or any other such right. No act or course of conduct or negotiation on the part of any party shall in any way preclude such party from exercising any such right or constitute a suspension or any variation of any such right.

     (c) Benefit; Successors Bound. This Agreement and the terms, covenants, conditions, provisions, obligations, undertakings, rights, and benefits hereof, shall be binding upon, and shall inure to the benefit of, the undersigned parties and their heirs, executors, administrators, representatives, successors, and permitted assigns.

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     (d)  Entire Agreement.  This Agreement contains the entire agreement between the parties with respect to the subject matter hereof. There are no promises, agreements, conditions, undertakings, understandings, warranties, covenants or representations, oral or written, express or implied, between them with respect to this Agreement or the matters described in this Agreement, except as set forth in this Agreement and in the other documentation relating to the transactions contemplated by this Agreement. Any such negotiations, promises, or understandings shall not be used to interpret or constitute this Agreement.

     (e) Assignment. The rights to have the Company register Registrable Securities for Warrant Shares pursuant to this Agreement may be assigned by the Subscribers to any transferee, only if: (a) the assignment relates to not less than one million dollars ($1,000,000) of Registrable Securities and the Transferee is an institutional accredited investor (within the meaning of Regulation D under the Securities Act); (b) the Subscriber provides the Company with an opinion of counsel in form and substance satisfactory to the Company that the proposed transfer complies with federal and state securities laws and does not adversely effect the validity of the transactions executed (or to be executed) under this Agreement and the Purchase Agreement under federal and state securities laws; (c) the assignment requires that the Transferee be bound by all of the provisions contained in this Agreement, and Subscriber, the Company and the transferee or assignee (the "Transferee") enter into a written agreement, which shall be enforceable by the Company against the Transferee and by the Transferee against the Company, to assign such rights; and (d) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws. In the event of any delay in filing or effectiveness of the Registration Statement as a result of such assignment, the Company shall not be liable for any damages arising from such delay, or the payments set forth in Section 2(c) hereof.

     (f) Amendment. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Subscriber. Any amendment or waiver effected in accordance with this
Section 9 shall be binding upon the Company and any subsequent Transferees.

     (g) Severability. Each part of this Agreement is intended to be severable. In the event that any provision of this Agreement is found by any court or other authority of competent jurisdiction to be illegal or unenforceable, such provision shall be severed or modified to the extent necessary to render it enforceable and as so severed or modified, this Agreement shall continue in full force and effect.

     (h) Notices. Notices required or permitted to be given hereunder shall be in writing and shall be deemed to be sufficiently given when personally delivered (by hand, by courier, by telephone line facsimile transmission, receipt confirmed, or other means) or sent by certified mail, return receipt requested, properly addressed and with proper postage pre-paid (i) if to the Company, at the address set forth under its name in the Purchase Agreement and
(ii) if to the Subscriber, at the address set forth under its name in the Purchase Agreement, with a copy to its designated attorney, or at such other address as each such party furnishes by notice given in accordance with this
Section 9(b), and shall be effective, when personally delivered, upon receipt

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and, when so sent by certified mail, five (5) business days after deposit with the United States Postal Service.

     (i) Governing Law. This Agreement shall be governed by the interpreted in accordance with the laws of the State of California without reference to its conflicts of laws rules or principles. Each of the parties consents to the exclusive jurisdiction of the federal courts of the State of California in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non coveniens, to the bringing of any such proceeding in such jurisdictions.

     (j) Consents. The person signing this Agreement on behalf of each party hereby represents and warrants that he has the necessary power, consent and authority to execute and deliver this Agreement on behalf of that party.

     (k) Further Assurances. In addition to the instruments and documents to be made, executed and delivered pursuant to this Agreement, the parties hereto agree to make, execute and deliver or cause to be made, executed and delivered, to the requesting party such other instruments and to take such other actions as the requesting party may reasonably require to carry out the terms of this Agreement and the transactions contemplated hereby.

     (l) Section Headings. The Section headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     (m) Construction. Unless the context otherwise requires, when used herein, the singular shall be deemed to include the plural, the plural shall be deemed to include each of the singular, and pronouns of one or no gender shall be deemed to include the equivalent pronoun of the other or no gender.

     (n) Execution in Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by telephone line facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                    COMPANY:

                                    PlanetRX.com, Inc.

                                    By:
                                       -------------------------
                                    Name:
                                         -----------------------
                                    Title:
                                          ----------------------

                                    SUBSCRIBER:

                                    Alpha Venture Capital, Inc.

                                    By:
                                       -------------------------
                                    Name:
                                         -----------------------
                                    Title:
                                          ----------------------